EXHIBIT 23.1

[LETTERHEAD OF KPMG]

Independent Auditors’ Consent

The Board of Directors

Mad Catz Interactive, Inc.:

We consent to the use of our report dated May 29, 2002, with respect to the consolidated balance sheets of Mad Catz Interactive, Inc. as of March 31, 2002 and 2001, and the related consolidated statements of operations and deficit, and cash flows for each of the years in the three-year period ended March 31, 2002, incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

March 10, 2003